SCHEDULE 14A
                                 (Rule 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE DEF14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement            |_|   Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))

|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Under Rule.14a-12

                            Regency Affiliates, Inc.
                            ------------------------
                (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant):

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)    Title of each class of securities to which transaction applies: N/A

      2)    Aggregate number of securities to which transaction applies: N/A

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

      4)    Proposed maximum aggregate value of transaction: N/A

      5)    Total fee paid: N/A

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid: N/A

      2)    Form, Schedule, or Registration Statement No.: N/A

      3)    Filing Party: N/A

      4)    Date Filed: N/A

                            REGENCY AFFILIATES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 18, 2003

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Regency Affiliates, Inc. (the "Company"), a Delaware corporation, will be held in the 11th Floor Conference Center in the offices of Katten Muchin Zavis Rosenman, 575 Madison Avenue, New York, New York on Tuesday, November 18, 2003 at 9:00 A.M., to consider and act upon the following:

      1.    To elect four Directors;

      2. To ratify the selection of Rosenberg Rich Baker Berman & Company as independent auditors of the Company for the fiscal year ended December 31, 2003; and

      3. To consider and act upon such other matters as may properly come before the Meeting or any adjournment thereof.

      Only stockholders of record at the close of business on October 22, 2003 shall be entitled to receive notice of, and to vote at, the Meeting, and at any adjournment or adjournments thereof.

      All stockholders are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy, which is solicited by the Board of Directors of the Company, and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Meeting. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person.

                                             By order of the Board of Directors,


                                             /s/ Laurence S. Levy
                                             -----------------------------------
                                             Laurence S. Levy
                                             President and CEO

Jensen Beach, Florida
October 27, 2003

--------------------------------------------------------------------------------
IMPORTANT: The prompt return of proxies will ensure that your shares will be voted. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.
--------------------------------------------------------------------------------

                            REGENCY AFFILIATES, INC.

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 18, 2003

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of REGENCY AFFILIATES, INC. (the "Company"), a Delaware corporation, to be voted at the Annual Meeting of Stockholders (the "Meeting") of the Company which will be held in the 11th Floor Conference Center in the offices of Katten Muchin Zavis Rosenman, 575 Madison Avenue, New York, New York, on Tuesday, November 18, 2003 at 9:00 A.M., and at any adjournment or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

      A Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted (i) FOR the election as directors of the persons named herein who have been nominated by the Board, (ii) FOR the ratification of the selection of Rosenberg Rich Baker Berman & Company ("Rich Baker") as independent auditors to audit and report upon the consolidated financial statements of the Company for the fiscal year ended December 31, 2003, and (iii) in accordance with the judgment of the person or persons voting the proxies on any other matter that may be properly brought before the Meeting. Each such Proxy granted may be revoked at any time thereafter by writing to the Secretary of the Company prior to the Meeting, or by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy.

      The principal executive offices of the Company are located at 610 N.E. Jensen Beach Blvd., Jensen Beach, Florida 34957. The approximate date on which this Proxy Statement and the accompanying Proxy will be first sent or given to stockholders is October 27, 2003.

      Stockholders of record of the common stock, par value $0.01 per share (the "Common Stock"), of the Company at the close of business on October 22, 2003 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date, there were issued and outstanding 3,018,412 shares of Common Stock. There was no other class of voting securities outstanding at the Record Date. Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Votes cast by proxy or in person at the Meeting will be counted by the person appointed by the Company to act as inspector of election for the Meeting. The four nominees for election as directors at the Meeting who receive the greatest number of votes properly cast for the election of directors shall be elected directors. The affirmative vote of a majority of the votes in attendance at the Meeting (at which a quorum is present), present in person or represented by proxy, that are properly cast is necessary to approve the actions described in Proposal No. 2 of the accompanying Notice of Annual Meeting. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the Meeting for quorum purposes but broker "non-votes" are not counted in the tabulations of the votes cast on proposals presented to stockholders. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. There are no proposals planned at the Meeting which involve a broker "non-vote."

                       PROPOSAL 1 - ELECTION OF DIRECTORS

      At the meeting, four directors are to be elected. All directors of the Company hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

      It is the intention of the persons named in the proxies for the holders of Common Stock to vote the proxies for the election of the nominees named below, unless otherwise specified in any particular proxy. The management of the Company does not contemplate that the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Board of Directors. In accordance with the Company's by-laws and the General Corporation Law of the State of Delaware, a stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. The director nominees receiving a plurality of the votes of the holders of shares of Common Stock present in person or by proxy at the meeting and entitled to vote, will be elected directors.

      The name, principal occupation of and certain other information about each of the nominees is set forth below.

               Name                                              Age
        ---------------------------                              ---
        Laurence S. Levy                                         47
        Neil N. Hasson                                           38
        Stanley Fleishman                                        52
        Errol Glasser                                            49

      Mr. Levy is the President and Chief Executive Officer of the Company. Mr. Levy is also the co-founder of Hyde Park Holdings, Inc., an investment firm specializing in leveraged buyouts. There, Mr. Levy acts as a principal investor and is involved in identifying, financing, acquiring and managing companies operating in real estate, industrial manufacturing, infrastructure and sub-assembly.

      Mr. Hasson is the Chief Financial Officer of the Company. Mr. Hasson is also a private real estate investor. Previously, Mr. Hasson was the head of European Real Estate for DLJ Real Estate Capital Partners, a $660 million real estate fund managed by Donaldson, Lufkin and Jenrette ("DLJ"), where he was involved with the acquisition of real estate throughout the world. Mr. Hasson joined DLJ as a Managing Director in New York in January 1995. Mr. Hasson currently serves as a non-executive director of Sterling Centrecorp, a real estate company listed on the Toronto Stock Exchange.

      Mr. Fleishman has been President and CEO of Jetro Holdings Inc., a wholesale distributor of dry and perishable retail groceries and food service items, since 1992. From 1987 to 1992, he served as Jetro's Vice President and CFO. Prior to Jetro, Mr. Fleishman was CEO of Dion Stores, a non-food discount chain in South Africa.

      Mr. Glasser is President of East End Capital Management, Inc., a private investment and advisory company based in New York City. Previously, Mr. Glasser was a Managing Director at Kidder, Peabody & Co., with responsibility for its West Coast investment banking activity. While there, he worked on numerous mergers and acquisitions as well as private equity financings, IPO's, high yield debt offerings and securitizations. He also headed the firm's Retail Finance Group, served on the firm's Banking Operating Committee and was instrumental in developing the strategy for and organizing sections of the firm's international operations. For several years prior to working for Kidder, Mr. Glasser was a principal in the Trump Group, a privately-held New York-based investment company.

Committees

      The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating Committee.

      The Audit Committee recommends the independent auditors to the Board of Directors and meets with the independent auditors to discuss matters pertaining to the audit and any other matters which the auditors may wish to discuss as to the scope of their audit and their report. The Audit Committee met two times during the 2002 fiscal year. The Board of Directors has adopted an Audit Committee Charter which is attached hereto as Appendix A. Until the October 28, 2002 reconstitution of the Board, the Audit Committee consisted of Marc Baldinger, Stephanie Carey and Martin J. Craffy. As of October 28, 2002 the Audit Committee was reconstituted to consist of its current members, Errol Glasser and Stanley Fleishman. Each of the current members of the Company's Audit Committee are "Independent Directors" as determined pursuant to Item 7(d)(3)(iv)(B) of Schedule 14A.

      The Compensation Committee is responsible for compensation matters as well as the issuance of stock options related to the Company's executive officers. The Compensation Committee did not meet during fiscal year 2002. Until the October 28, 2002 reconstitution of the Board, the Compensation Committee consisted of Martin Craffey and Stephanie Carey. As of October 28, 2002 the Compensation Committee was reconstituted to consist of its current members, Mr. Fleishman and Mr. Glasser.

      The Nominating Committee considers suggestions for nominations from shareholders properly made in accordance with the Company's by-laws. The Nominating Committee did not meet during the 2002 fiscal year. Until the October 28, 2002 reconstitution of the Board, the Nominating Committee consisted of Ms. Carey and Mr. Craffey. As of October 28, 2002, the Nominating Committee was reconstituted to consist of its current members, Mr. Glasser and Mr. Fleishman.

Board Meetings; Nominations

      The business of the Company is managed under the direction of the Board of Directors. There were four meetings of the Board of Directors held in the year ended December 31, 2002. During such year, no directors attended fewer than 75% of all of the meetings of the Board of Directors and committee meetings on which such director served.

      Under the Company's by-laws, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been received by the Secretary of the Company not less than 80 days in advance of such meeting; provided, however, that in the event that the date of the meeting was not publicly announced by the Company by mail, press release or otherwise more than 90 days' prior to the meeting, notice by the shareholder must be delivered to the Secretary of the Company no later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was communicated to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understanding between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholders as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission ("SEC"), had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected.

Executive Officers

      Set forth below is certain information regarding the executive officers of the Company:

              Name              Age                Current Position
       ------------------       ---      ---------------------------------------
        Laurence S. Levy        47        President and Chief Executive Officer
        Neil N. Hasson          38        Chief Financial Officer
        Carol Zelinski          39        Secretary

      Officers serve at the discretion of the Board.

      Ms. Zelinski is the Corporate Secretary of the Company. Ms. Zelinski has been an analyst at Hyde Park Holdings, Inc., a private investment company, since 1997. Previously, Ms. Zelinski worked in the advertising industry with such clients as R.J. Reynolds, Brown & Williamson, Minolta Corporation and Texaco. Ms. Zelinski is not a Director.

      Information regarding Messrs. Levy and Hasson is included herein in the section entitled "Proposal 1 -- Election of Directors."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information as of October 20, 2003 (except as otherwise indicated) regarding the ownership of Common Stock by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director, (iii) each individual named in the Summary Compensation Table contained herein, and (iv) all current executive officers and directors of the Company as a group. Except as otherwise indicated, each such stockholder has sole voting and investment power with respect to the shares beneficially owned by such stockholder.

                                                     Amount
                                                  Beneficially
Name and Address of Beneficial Owner                  Owned                Percent of Class
------------------------------------                  -----                ----------------
Royalty Holdings LLC and Royalty                   1,823,738                     60.4%
Management, Inc. (1)

Laurence S. Levy (1)                               1,898,738 (2)                61.37%

Neil N. Hasson (1)                                    75,000 (3)                 2.42%

Errol Glasser                                          7,250 (4)          Less than 1%
280 Madison Avenue
Suite 600
New York, NY  10016

Stanley Fleishman                                      3,250 (4)          Less than 1%
c/o Jetro
15-24 132rd Street
College Point, New York  11356

William R. Ponsoldt, Sr. (5)                           4,000 (6)          Less than 1%

Marc H. Baldinger (7)                                 14,439 (6)(8)       Less than 1%

All current Directors and Executive Officers       1,984,508                    62.52%
as a group

----------
(1) The address of such beneficial owner is c/o Hyde Park Holdings, 595 Madison Avenue, New York, New York 10022.

(2) Comprised of (i) the shares that are beneficially owned by Royalty Management, Inc., of which Mr. Levy is the President, sole director and sole stockholder and (ii) 75,000 shares underlying currently exercisable options granted to Mr. Levy under the Company's 2003 Stock Incentive Plan, as amended.

(3) Comprised of 75,000 shares of Common Stock underlying options currently exercisable granted to Mr. Hasson under the Company's 2003 Stock Incentive Plan, as amended.

(4) Includes 2,500 shares of Common Stock underlying currently exercisable options issued to such individual under the Company's 2003 Stock Incentive Plan, as amended.

(5)   The address of such beneficial owner is P.O. Box 2998, Stuart, Florida
      34995.

(6) Includes 4,000 shares of Common Stock underlying stock options issued to such individuals when they were directors of the Company, in accordance with a director compensation program then in effect.

(7) The address of such beneficial owner is 850 Lighthouse Drive, Palm City, Florida 34990.

(8) Includes 5,000 shares of Common Stock underlying currently exercisable options granted to Mr. Baldinger under the Company's 2003 Stock Incentive Plan, as amended.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's executive officers, directors and persons who beneficially own greater than 10% of a registered class of the Company's equity securities to file certain reports ("Section 16 Reports") with the Securities and Exchange Commission with respect to ownership and changes in ownership of the Common Stock and other equity securities of the Company. Based solely on the Company's review of the Section 16 Reports furnished to the Company and written representations from certain reporting persons, all Section 16(a) requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 2002.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

                                                  Annual Compensation                           Long Term Compensation
                                 -------------------------------------------------    ---------------------------------------
                                                                                      Restricted    Securities
                                                                      Other Annual       Stock      Underlying     All other
Name and Principal                          Salary         Bonus      Compensation      Award(s)      Options    Compensation
    Position                     Year         ($)           ($)            ($)            (#)           (#)           ($)
    --------                     ----         ---           ---            ---            ---           ---           ---
Laurence S. Levy                 2002        31,643             0             0             0             0(1)          0
President/CEO                    2001           N/A           N/A           N/A           N/A           N/A           N/A
                                 2000           N/A           N/A           N/A           N/A           N/A           N/A

Neil N. Hasson                   2002        10,547             0             0             0             0(1)          0
CFO                              2001           N/A           N/A           N/A           N/A           N/A           N/A
                                 2000           N/A           N/A           N/A           N/A           N/A           N/A

William Ponsoldt, Sr             2002       275,006       509,057        10,000             0         1,000             0
Previous President/CEO(2)        2001       271,638       935,920        10,000             0         1,000             0
                                 2000       269,114       501,904        10,000             0         1,000             0

Marc Baldinger                   2002        40,000             0        10,000             0         1,000             0
Previous CFO(2)                  2001        40,000        10,000        10,000             0         1,000             0
                                 2000             0             0        10,000             0         1,000             0


----------
(1) Pursuant to October 2002 employment agreements between the Company and each of Mr. Levy and Mr. Hasson, the Company agreed to issue options to purchase 25,000 shares to each such individual at an exercise price of $1.35 per share. These options were granted in April 2003 under the Company's 2003 Stock Incentive Plan.

(2) In connection with the October 2003 Restructuring transactions, each of Mr. Ponsoldt and Mr. Baldinger resigned from their positions as officers and directors of Regency.

OPTION/SAR GRANTS

      The Option/SAR Grants Table below shows the individual grants of stock options (whether or not in tandem with SARS) and freestanding SARS made during the last completed fiscal year to any of the named executive officers.

                      OPTION GRANTS IN LAST FISCAL YEAR (1)

                                                                                                                 POTENTIAL
                                                                                                           REALIZABLE VALUE AT
                                                                                                             ASSUMED ANNUAL
                                                                               MARKET                        RATES OF STOCK
                              NUMBER OF      PERCENT OF TOTAL                 PRICE ON                     PRICE APPRECIATION
                             SECURITIES      OPTIONS GRANTED     EXERCISE      DATE OF                       FOR THE OPTION
                         UNDERLYING OPTIONS  TO EMPLOYEES IN       PRICE        GRANT                             TERM
    NAME                       GRANTED         FISCAL YEAR     PER SHARE ($)     ($)    EXPIRATION DATE     5%           10%
    ----                       -------         -----------     -------------     ---    ---------------     --           ---
Laurence Levy                       0               --             --             --         N/A            N/A          N/A
Neil N. Hasson                      0               --             --             --         N/A            N/A          N/A
William R. Ponsoldt, Sr         1,000               20%          1.60           1.90    August 5, 2007    $  825       $1,460
Marc H. Baldinger               1,000               20%          1.60           1.90    August 5, 2007    $  825       $1,460

      (1) The Securities and Exchange Commission (the "SEC") requires disclosure of the potential realizable value or present value of each grant. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC and do not represent our estimate or projection of our future common stock prices. The disclosure assumes the options will be held for the full six year term prior to exercise. Such options may be exercised prior to the end of such six-year term. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There can be no assurance that the stock price will appreciate at the rates shown in the table.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUE

      The Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values table shows there were no exercises of stock options (nor tandem SARS) nor freestanding SARS during the last completed fiscal year by any of the named executive officers.

                       OPTION VALUES AT DECEMBER 31, 2002

                                                        EXERCISABLE NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED OPTIONS AT    VALUE OF IN-THE-MONEY OPTIONS AT
                                SHARES                          DECEMBER 31, 2002                 DECEMBER 31, 2002
                              ACQUIRED ON                        (# OF SHARES)                       (# OF SHARES)
                               EXERCISE       VALUE     ---------------------------------    --------------------------------
          NAME                (# SHARES)     REALIZED   EXERCISABLE         UNEXERCISABLE    EXERCISABLE        UNEXERCISABLE
          ----                ----------     --------   -----------         -------------    -----------        -------------
Laurence S. Levy                  -0-          -0-             0                  -0-             0                  -0-
Neil N. Hasson                    -0-          -0-             0                  -0-             0                  -0-
William R. Ponsoldt, Sr           -0-          -0-         3,000                1,000             0               $2,000
Marc Baldinger                    -0-          -0-         3,000                1,000             0               $2,000

INCENTIVE STOCK OPTION PLANS

Non Qualified Stock Options.

      Non qualified options to acquire a total of 5,000 common shares were granted in August 2002 to our directors in accordance with the Directors' compensation program as approved by our stockholders at in the 1999 Meeting of Stockholders. The options were granted at an exercise price of $1.60 per share. The options vest on February 5, 2003 and are exercisable prior to August 5, 2007.

LTIP Awards.

      There have been no awards under any long-term Incentive Plan during the last completed fiscal year.

Defined Benefit Plans.

      We have no defined benefit or actuarial plans.

COMPENSATION OF DIRECTORS

      Until our recapitalization transaction in October 2002 (See "CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS", below), Directors were compensated pursuant to a compensation program providing for (i) an annual retainer for all directors of $10,000, payable one-half in cash and one-half in our Common Stock, (ii) a fee of $125/hour, with a two hour minimum, for attendance at each meeting of the Board or committee thereof, provided that multi-day meetings and specific consultations with our executive management lasting at least eight hours are compensated on a flat per diem rate of $1,000, and (iii) an award of an option to all directors to purchase 10,000 shares (1,000 shares after 2002 reverse split) of our Common Stock, at fair market value on date of grant.

      Pursuant to our 2003 Stock Incentive Plan adopted in March 2003, non-management directors receive 250 shares of our Common Stock for every quarter of a year of service completed, beginning with the quarter ended March 31, 2003. Also pursuant to our 2003 Stock Incentive Plan, in March 2003, each existing non-management director (Stanley Fleishman and Errol Glasser) was granted options to purchase 15,000 shares of our Common Stock at an exercise price of $2.40 per share (the approximate market price of the Common Stock as of the date the aforementioned non-management directors began their service). The options vest in equal amounts on each of December 31, 2003, 2004 and 2005. Also pursuant to our 2003 Stock Incentive Plan, on October 1, 2003, non-management directors were also granted options to purchase 2,500 shares of Common Stock at an exercise price of $1.53 per share. The options are fully exercisable on the date of grant. In April 2003 Messrs. Levy and Hasson were each granted options to purchase 25,000 shares of Common Stock at an exercise price of $1.35 per shares under the 2003 Stock Incentive Plan in accordance with employment agreements entered into in October 2002. On October 1, 2003, Messrs. Levy and Hasson were each granted options to purchase 50,000 shares of Common Stock at an exercise price of $1.53 per share pursuant to the Company's 2003 Stock Incentive Plan as bonuses to such individuals for the twelve month period ended October 1, 2003. All such options granted to Messrs. Levy and Hasson are fully exercisable on the date of grant.

Other Arrangements.

      Martin J. Craffy, a director of Regency until October 28, 2002, was paid $3,250 for consulting services in 2002, primarily with respect to the operations of Rustic Crafts International, Inc. There were no other arrangements pursuant to which any director was compensated during our last completed fiscal year for services provided as a director.

      Marc Baldinger, a director of the Company until October 28, 2002, currently serves as a consultant to the Company. Mr. Baldinger receives $40,000 per year from the Company for such services. In addition, as additional compensation for his consulting services, on October 1, 2003, Mr. Baldinger was granted options to acquire 5,000 shares of Common Stock at an exercise price equal to $1.53 pursuant to the Company's 2003 Stock Incentive Plan.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

      On June 3, 1997, we entered into an Employment Agreement with William R. Ponsoldt, Sr., pursuant to which he became our President and Chief Executive Officer. The Employment Agreement provided for Mr. Ponsoldt, Sr. to continue as our President and Chief Financial Officer until his attainment of retirement age, his resignation upon 30 days' notice to Regency or his removal from office upon death or disability or for just cause. In connection with the Restructuring Transactions, Mr. Ponsoldt, Sr. resigned his position as Chairman, President and Chief Executive Officer and the Employment Agreement was terminated. The Employment Agreement provided for a base salary in annual installments, in advance, of $250,000 each, which salary is to be adjusted on January 1 of every year by any increase since the previous January 1 in the Consumer Price Index ("CPI") for All Urban Consumers, U.S. city average, as published by the U.S. Department of Labor, Bureau of Labor Statistics. As additional compensation, payable on a quarterly basis, Mr. Ponsoldt, Sr. was entitled to receive an amount equal to 20% of our increase in quarterly common stock net worth, which is defined to be the difference between (i) total shareholders' equity and (ii) any shareholders' equity accounts relating to preferred stock. Mr. Ponsoldt, Sr. could have elected to have a portion of his salary or additional salary in the form of (i) a qualified pension plan; (ii) a qualified profit sharing plan; or
(iii) life insurance with a beneficiary of his choice. We could have elected to pay up to 50% of the additional compensation by the issuance of warrants to purchase Common Stock at a price equal to 50% of the average bid price for Common Stock for the calendar quarter for which the increased compensation is payable. At Mr. Ponsoldt, Sr.'s option, payment for the exercise of the warrants, in whole or in part, could have been made in the form of a promissory note secured by a pledge of the shares purchased. The Employment Agreement further provided for Mr. Ponsoldt, Sr. to receive health and disability insurance (with a benefit of $100,000/year payable in the event of long-term disability), an automobile allowance of $600/month (to be adjusted by increase in the CPI), and reimbursement of expenses. The Employment Agreement provided that Mr. Ponsoldt, Sr. will not compete with us for a two-year period following the termination of his employment. In addition, we agreed to indemnify Mr. Ponsoldt, Sr. under certain circumstances.

      In connection with the Restructuring Transactions described below under "CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS", we entered into an Employment Agreement with Laurence S. Levy, our current President and Chief Executive Officer, and with Neil Hasson, our current Chief Financial Officer. Under each employment agreement, the executive's employment commences on the date of the Restructuring Transactions and terminates upon the date on which the executive attains retirement age, provided that the executive may terminate his employment upon 30 days notice to Regency and he may be removed from office upon death or disability or for just cause. The employment agreements provides for a base salary of $150,000 for Mr. Levy and $50,000 for Mr. Hasson, a discretionary bonus and other customary benefits, including, in each case, options to purchase 25,000 shares of our Common Stock for $1.35 per share. On October 1, 2003 each of Mr. Levy and Mr. Hasson were granted options to purchase 50,000 shares of Common Stock at an exercise price of $1.53 per share as bonuses to such individuals for the twelve month period ended October 1, 2003.

                             AUDIT COMMITTEE REPORT

      The Company's management has the primary responsibility for the financial statements and the reporting process, including the Company's system of internal controls and disclosure controls and procedures. The outside auditors audit the Company's financial statements and express an opinion on the financial statements based on the audit. The Audit Committee oversees (i) the accounting and financial reporting processes of the Company and (ii) the audits of the financial statements of the Company on behalf of the Board of Directors. The Audit Committee operates under a written charter adopted by the Board.

      The Audit Committee met and held discussions with management and Rosenberg Rich Baker Berman & Company, the Company's independent auditors. Management represented to us that the Company's financial statements for the year ended December 31, 2002 were prepared in accordance with generally accepted accounting principles. We discussed the financial statements with both management and the independent auditors. We also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

      The Audit Committee discussed with the independent auditors the overall scope and plans for the audit. We met with the independent auditors, with and without management, to discuss the results of their examination, the evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

      We discussed with the independent auditors the auditor's independence from the Company and management, including the independent auditors written disclosures required by Independent Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

      Based on the foregoing, we have recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

                                                     Audit Committee

                                                     Errol Glasser
                                                     Stanley Fleishman

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Loan Facility

      In order to satisfy the Company's working capital needs, in April 2003 the Company obtained a loan facility from Royalty Holdings LLC ("Royalty"), an affiliate of Messrs. Levy and Hasson, pursuant to which the Company could have borrowed up to an aggregate of $300,000 from Royalty. Amounts borrowed were evidenced by a demand note bearing interest of 8% per annum. On July 3, 2003, the Company repaid all amounts outstanding under the $300,000 working capital loan facility from Royalty, and terminated the facility. The payment amount consisted of $180,000 of principal and $2,910 of accrued and unpaid interest.

Recapitalization Transaction

      On October 16, 2002, the Company redeemed all the shares of Common Stock owned by Statesman Group, Inc. ("Statesman"), a former shareholder of the Company. The Company funded the redemption from the proceeds of an aggregate of $4,750,000 borrowed from Royalty, an affiliate of Messrs. Levy and Hasson, in exchange for two notes - a $3,500,000 5% Convertible Promissory Note due October 16, 2012 and a $1,250,000 9% Promissory Note due October 16, 2007. Both notes allowed interest to accrue without current payment. The principal and interest under the Convertible Promissory Note could be converted into Common Stock at a conversion rate of $2.00 per shares.

      On November 7, 2002, Royalty converted $1,495,902 of the principal amount of the Convertible Note plus accrued interest into 750,000 shares of Common Stock and on July 3, 2003, Royalty converted the remaining $2,004,098 outstanding principal amount of the Convertible Note plus accrued interest into 1,037,738 shares of the Company's Common Stock. On July 3, 2003, the Company also repaid the full $1,250,000 principal amount of, and all accrued and unpaid interest under, the 9% Promissory Note.

License Agreement

      Pursuant to a License Agreement entered into in March 2003, Royalty Management, Inc., which is wholly-owned by Laurence Levy, the Company's President and a director, provides New York City office space, office supplies and office services to the Company for $100,000 per year.

Statesman Option

      Statesman is an international business corporation organized under the laws of the Bahamas. Statesman's principal business is the making of investments in the United States and elsewhere. Both its principal business and principal office are located at Bay Street, Nassau, Bahamas. The Statesman Irrevocable Trust dated April 15, 1991 is the controlling person of Statesman. The Statesman Trust is an irrevocable trust for the benefit of William R. Ponsoldt, Jr., the former President and a former director of Regency, Tracey A. Ponsoldt, now married and sometimes known as Tracey A. Powers, and Christopher J. Ponsoldt, all children of William R. Ponsoldt, Sr. The acting trustees of the Statesman Trust is Liedenhall Bank and Trust, Nassau, Bahamas.

      Pursuant to an Agreement dated June 3, 1997, as amended and restated on March 24, 1998, (the "Statesman Agreement") Statesman was granted options to purchase 6.1 million shares of Common Stock (610,000 as adjusted to reflect the 2002 1 for 10 reverse split). Statesman owned approximately 25% of our outstanding common stock prior to the issuance of these options. The options were issued to Statesman in order to secure the release of Mr. William R. Ponsoldt, Sr. to serve as our President and Chief Executive Officer of the Company, for the release of certain contractual rights held by Statesman, for assignment of certain rights of first refusal and for other consideration. Pursuant to the Statesman Agreement, the options were exercisable at any time in whole or in part at a price equal to the lower of (a) the closing trading price as of the most recent date on which at least 10,000 shares of such stock were traded, or (b) the average closing trading price of the shares during the ninety day period immediately preceding the date of exercise. The options became exercisable immediately and remained exercisable until April 15, 2007. At the option of Statesman, payment could be made by Statesman for exercise of the options, in whole or in part, in the form of a promissory note executed by Statesman, secured only by a pledge of the shares purchased, which promissory note would accrue interest for any quarter at the prime rate in effect on the last day of the quarter at Chase Manhattan Bank, with interest and principal payable in a balloon payment five years after the date of execution of the note, provided that if our Board of Directors reasonably determined that exercising the options by delivery of a note would render the respective purchase of shares void or voidable, then the Board may require, as a condition to exercise of the options, that Statesman either (i) pay at least the par value of the shares in cash (with the balance paid by delivery of a note), or (ii) provide acceptable collateral other than the shares themselves to secure payment of the note.

      At a meeting of Regency's Board of Directors on December 3, 2000, Statesman notified the Company that it intended to exercise its option. The Board of Directors formed a committee to negotiate for collateral for the note that Statesman was entitled to issue to exercise the option. The committee also obtained independent expert advice with respect to the transaction.

      On October 15, 2001, Statesman exercised the option in full pursuant to an agreement that (1) provided for a purchase price at $.40 per share (our par value at the time) rather than the formula price in the option, which would have yielded us approximately 25% less (2) the execution of a note from Statesman to the Company in the principal amount of $2,440,000 payable in five years with interest to accrue at the prevailing prime rate, and (3) provided for collateral for the note issued by Statesman to Regency (in addition to the shares purchased) in the form of the 20% stock interest owned by Statesman in National Resource Development Corporation, our 80% owned subsidiary. As a result of the transaction, the Statesman Group owned approximately 38.2% of our stock. As a result of the October 2002 Restructuring Transaction, Statesman currently owns no shares of the Company's Common Stock.

      In addition, pursuant to the Statesman Agreement, Statesman agreed to provide loan guarantees not to exceed the sum of $300,000 upon the request of the Company and a showing of reasonable need. The Company accessed the Statesman loan. The loan was a demand loan which was initially collateralized by the stock in Glas-Aire Industries Group, Ltd. held by the Company prior to the September 2001 disposition by the Company of its interest in Glas-Aire. An aggregate of $130,000 was borrowed by the Company under such loan in July, August and October 2002 from affiliates of Statesman. The loans bore interest at the rate of 7% per annum. The full $130,000 principal amount on such loans, plus accrued interest of $8,337 were repaid by the Company on July 23, 2003. Statesman and/or its affiliated interests have provided loan guarantees and/or unsecured prime interest rate direct loans to the Company in excess of $2,000,000 since June 1997. As of October 2, 2001, the balances of such loans were paid in full.

                 PROPOSAL 2 - SELECTION OF INDEPENDENT AUDITORS

      At the recommendation of the Audit Committee, the Board has selected Rosenberg Rich Baker Berman & Company to serve as independent auditors of the Company for its fiscal year ending December 31, 2003. Although stockholder ratification of the Board's action in this respect is not required, the Board considers it desirable for stockholders to pass upon the selection of independent auditors and, if the stockholders disapprove of the selection, intends to consider the selection of other independent auditors for the current fiscal year.

      A representative of Rosenberg Rich Baker Berman & Company is expected to be present at the Meeting, will have an opportunity to make a statement if such representative desires and will be available to respond to appropriate questions from stockholders.

      Audit Fees. The Company incurred fees charged by Rosenberg Rich Baker Berman & Company for the fiscal year ended December 31, 2002 for the audit of its annual financial statements and for the review of financial statements included in its Forms 10-Q for fiscal 2002 in the amount of $76,139.

      All Other Fees. The aggregate fees billed for services rendered by Rosenberg Rich Baker Berman & Company, other than services referred to above, for the fiscal year ended December 31, 2002 were approximately $48,610.

      All of the work performed by Rosenberg Rich Baker Berman & Company on the audit of annual financial statements for fiscal year 2002 was performed by persons employed by Rosenberg Rich Baker Berman & Company on a full-time basis.

                              STOCKHOLDER PROPOSALS

      Stockholders may submit proposals on matters appropriate for stockholder action at the Company's next annual meeting of Stockholders after the Meeting (the "Next Meeting"), consistent with regulations adopted by the Securities and Exchange Commission. Under SEC rules, proposals to be considered for inclusion in the Proxy Statement for the Next Meeting must be received by the Company on or before June 25, 2004. Proposals should be directed to the attention of Corporate Secretary, 610 N.E. Jensen Beach Blvd., Jensen Beach, Florida 34957.

      In addition, according to the by-laws of the Company, at any annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 80 days nor more than 180 days prior to the meeting; provided, however, that if the date of the public meeting was not announced more than 90 days prior to the meeting, notice to be timely delivered must be delivered to the Secretary of the Company not later than the close of business on the 10th day following the date on which the meeting date was communicated to stockholders. The by-laws contain provisions for the content of a proper notice.

                                  ANNUAL REPORT

      A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2002 ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE. ADDITIONAL COPIES OF THE FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2002 WILL BE PROVIDED, WITHOUT CHARGE, UPON WRITTEN REQUEST FROM ANY STOCKHOLDER TO: REGENCY AFFILIATES, INC., ATTENTION: CORPORATE SECRETARY, 610 JENSEN BEACH BLVD., JENSEN BEACH, FLORIDA 34957.

                                 OTHER BUSINESS

      As of the date of this Proxy Statement, the Board does not know of any other matter to be brought before the Meeting. However, if any other matters not mentioned in the Proxy Statement are brought before the Meeting or any adjournments thereof, the persons named in the enclosed Proxy or their substitutes will have discretionary authority to vote proxies given in said form or otherwise act, in respect of such matters, in accordance with their best judgment.

                                           By Order of the Board of Directors


                                           /s/ Laurence S. Levy
                                           -------------------------------------
                                           Laurence S. Levy
                                           President and Chief Executive Officer

October 23, 2003

                                                                      Appendix A

                            REGENCY AFFILIATES, INC.

                             AUDIT COMMITTEE CHARTER

ORGANIZATION

There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of the Corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member. The Committee members shall meet the "independence requirements" as set forth in SEC Release Number 34-42266. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant. The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and serve until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee membership.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to Corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the Corporation.

RESPONSIBILITIES

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the Corporate accounting and reporting are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

      - Review and recommend to the Board of Directors the independent auditors to be selected to audit the financial statements of the Corporation and its divisions and subsidiaries and receive from the selected auditors the disclosures regarding their independence as required by Independence Standards Board Statement No. 1.

      - Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to he utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

      - Review with the independent auditors, the Corporation's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis will be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically will review Corporation any existing policy statements to determine their adherence and inquire of management, the director of internal auditing, and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risk to the Corporation.

      - Review the internal audit function of the Corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

      - Receive prior to each meeting with the internal audit committee, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

      - Review the financial statements contained in the Annual Report to shareholders with management and the independent auditors to determine that The independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders and recommend the same for inclusion in the Annual Report on SEC Form 10K. Any changes in accounting principles will be reviewed.

      - Review with Management the Quarterly Financial information before filing with the SEC.

      - Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors evaluation of the Corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

      - Review accounting and financial human resources and succession planning within the Corporation.

      - Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors.

      - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

      - Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of Corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountant.

      -     Review Transactions with Related Parties.

      -     Monitor Insider Trading and Reporting.

      - Prepare a letter for inclusion in the annual report that describes the committees composition and responsibilities, and how they were discharged.

                            REGENCY AFFILIATES, INC.
               ANNUAL MEETING OF STOCKHOLDERS - NOVEMBER 18, 2003
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints each of Laurence S. Levy and Neil N. Hasson as the undersigned's proxy, with full power of substitution, to vote all shares of Common Stock, par value $0.01 per share of Regency Affiliates, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Tuesday, November 18, 2003 at 9:00 A.M. local time, in the 11th Floor Conference Center in the offices of Katten Muchin Zavis Rosenman, at 575 Madison Avenue, New York, New York 10022, and at any adjournments or postponements thereof and, without limiting the generality of the power hereby conferred, the proxy nominees named above and each of them are specifically directed to vote as indicated below.

      WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF ROSENBERG RICH BAKER BERMAN & COMPANY AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2003 FISCAL YEAR.

                    (Continued, and to be signed and dated on the reverse side.)

|X|   PLEASE MARK YOUR VOTES AS IN
      THIS EXAMPLE


1.    Election of Directors

                      FOR                       WITHHOLD AUTHORITY
            all nominees listed at
          right (except as marked to         to vote for all nominees
              the contrary below)                listed at right

                      |_|                              |_|

Nominees:

Laurence S. Levy
Neil N. Hasson
Stanley Fleishman
Errol Glasser

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

________________________________________________________________________________

2. Ratification of Rosenberg Rich Baker Berman & Company as the Company's independent auditors.

        FOR                       AGAINST                   ABSTAIN

        |_|                         |_|                        |_|

      If there are any amendments or variations to the matters proposed at the meeting or at any adjournments or postponements thereof, or if any other business properly comes before the meeting, this proxy confers discretionary authority on the proxy nominees named herein and each of them to vote on such amendments, variations or other business.

      The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the November 18, 2003 meeting.

REGENCY AFFILIATES, INC.

610 Jensen Beach Blvd.
Jensen Beach, Florida 34957

PLEASE PROMPTLY COMPLETE DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
ENVELOPE.



---------------------------        -----------------------     -----------------
Signature of Shareholder                  Print Name                 Dated



---------------------------        -----------------------     -----------------
Signature of Shareholder                  Print Name                 Dated

(Please sign exactly as name or names appear hereon. Full title of one signing in representative capacity should be clearly designated after signature. If a corporation, please sign in full corporate name by President or the authorized officer(s). If a partnership, please sign in partnership name by authorized person. If stock is in the name of two or more persons, each should sign. Joint owners should each sign. Names of all joint holders should be written even if signed by only one).